Exhibit 16

May 13, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4, Paragraph 1, and Paragraph 2 of Landmark Land Company, Inc.’s, Form 8-K dated May 13, 2003.

Very truly yours,

/s/ Moss Adams LLP Santa Rosa, California

SLW/bmm